UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	May 12, 2006

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        At the Alliant Energy Corporation (the “Company”) annual meeting of shareowners held on May 12, 2006, the Company’s shareowners, upon the recommendation of the Company’s Board of Directors, approved the Amended and Restated 2002 Equity Incentive Plan (the “2002 Plan”), which, among other things, (i) permits additional equity-based compensation awards to be made by the Company to key employees and non-employee directors by increasing the number of shares authorized to be issued by 2,000,000 to 6,000,000; (ii) increases the aggregate number of shares of restricted stock and restricted stock units that may be granted from 400,000 to 800,000 in light of the Compensation and Personnel Committee’s (the “Committee”) determination to, beginning in 2005, grant performance based restricted stock to the Company’s executive officers and restricted stock to other key employees instead of the stock options previously used by the Committee for compensation awards; (iii) permits non-employee directors of the Company to receive retainer and other fees in the form of shares of the Company’s common stock; (iv) updates the 2002 Plan for compliance with Sections 162(m) and 409A of the Internal Revenue Code; and (v) provides for other modifications required by Internal Revenue Service regulations or desirable for administrative ease.

        The description of the 2002 Plan is qualified by reference to the 2002 Plan filed herewith as Exhibit 10, which is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10)	Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Appendix A to Alliant Energy Corporation’s definitive proxy statement filed on Schedule 14A on April 5, 2006 (File No. 1-9894)).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
By:/s/ John E. Kratchmer
Date: May 16, 2006	John E. Kratchmer
Vice President-Controller and
Chief Accounting Officer

ALLIANT ENERGY CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated May 12, 2006

Exhibit
Number

(10)	Alliant Energy Corporation Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Appendix A to Alliant Energy Corporation’s definitive proxy statement filed on Schedule 14A on April 5, 2006 (File No. 1-9894)).